UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2015

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 2, 2015, Harvest Natural Resources, Inc. (the "Company") received a notification (the "Notice") from the New York Stock Exchange ("NYSE") that the Company is not in compliance with the NYSE’s continued listing requirements. Specifically, Section 802.01C of the NYSE Listed Company Manual requires NYSE-listed companies to maintain a minimum average closing price of $1.00 per share of common stock over 30 consecutive trading days.

As required by the NYSE, the Company will notify the NYSE that it intends to cure the deficiency and return to compliance with the NYSE continued listing requirement. Under the NYSE’s rules, the Company has a period of six months from the date of the Notice to bring its share price and 30 trading-day average share price back above $1.00. During this period, the Company’s common stock will continue to be traded on the NYSE under the symbol "HNR", subject to the Company’s compliance with other NYSE continued listing requirements, but will be assigned the notation .BC after the listing symbol to signify that the Company is not currently in compliance with the NYSE’s continued listing standards. If the Company fails to achieve compliance with NYSE continued listing requirement by the expiration of the six-month cure period, the NYSE may commence suspension and delisting procedures.

The Company’s business operations, securities reporting requirements and debt obligations are unaffected by the Notice.

Item 8.01 Other Events.

As required by NYSE rules, on December 4, 2015 the Company issued a press release relating to the Notice. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(D) Exhibits

99.1 Press Release of Harvest Natural Resources, Inc., dated December 4, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

December 4, 2015	By:	Keith L. Head

Name: Keith L. Head
Title: Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Harvest Natural Resources, Inc., dated December 4, 2015.